ATTACHMENT 1

To Schedule A of the Investment Management Agreement, dated December 2, 2004, by and between USAllianz Advisers, LLC (now Allianz Investment Management LLC) and USAllianz Variable Insurance Products Fund of Funds Trust (now Allianz Variable Insurance Products Fund of Funds Trust).

Fees payable to the Manager pursuant to Schedule A to the Investment Management Agreement shall be calculated at the following annual rates effective November 1, 2008, through April 30, 2010.





AZL Fusion Balanced Fund            0.15%
AZL Fusion Moderate Fund            0.15%
AZL Fusion Growth Fund              0.15%





                  Allianz Variable Insurance Products Fund of Funds Trust

                  By:/s/ Jeffrey Kletti
                     _______________________________
                  Name:  Jeffrey Kletti
                  Title:  President

                  Allianz Investment Management LLC

                  By:  /s/ Brian Muench
                     ________________________________
                  Name:    Brian Muench
                  Title:   Vice President


                                                             Updated 10/22/08